Exhibit No. 16.1
February 25, 2008
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Uroplasty, Inc.’s statements included under Item 4.01 of its Form 8-K filed on February 25, 2008, and we agree with such statements concerning our firm.
/s/ MCGLADREY & PULLEN, LLP
McGladrey & Pullen, LLP